Exhibit 99.1

MISSION COMMUNITY BANCORP & SUBSIDIARIES

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Adopted by the Board of Directors on December 21, 2010

PURPOSE:

The Governance and Nominating Committee (“GNC”) is appointed by the Board of Directors to (1) assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board nominees for director; (2) recommend to the Board the corporate governance guidelines applicable to the Company; (3) oversee an annual review of the Board’s performance; (4) recommend to the Board director nominees for each committee; (5) recommend to the Board a determination of each outside director’s “independence” under applicable rules and guidelines; (6) review from time to time director compensation and recommend any changes to the Compensation Committee; (7) oversee reputation risk related to the GNC’s responsibilities described in this Charter; and (8) perform such other duties and responsibilities consistent with this Charter.

MEMBERSHIP:

The GNC is comprised of a minimum of three members and meets regularly at least two times per year. Special meetings may be called. GNC members are appointed by the Board and may be replaced by the Board.

AUTHORITY AND RESPONSIBILITIES:

1.

The GNC shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The GNC shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors at the Company’s expense without prior permission of the Board or management.

2.

The GNC shall identify individuals believed to be qualified as candidates to serve on the Board, consistent with criteria approved by the Board, and recommend to the Board the selection of candidates for all directorships to be filled by the Board or by the stockholders at an annual or special meeting. In identifying candidates or nominees for director, or evaluating individuals recommended by stockholders, the GNC shall determine, in its sole discretion, whether an individual meets the minimum qualifications approved by the Board and will consider the current composition of the Board in light of the diverse communities and geographies served by the Company and the interplay of the candidate’s or nominee’s diverse individual experience, education, skills, background and other qualities and attributes with those of the other Board members, as well as such other factors as the GNC deems appropriate.

3.	The GNC shall review and make recommendations, as the GNC deems appropriate, regarding the size of the Board of Directors and matters relating to the retirement of Board members.

4.	The GNC shall annually recommend an independent member of the Board to serve as the Vice Chairman or the Board’s Lead Director.

5.

The GNC shall consider any offer to resign from a member of the Board and, after considering any factors or other information as the GNC considered appropriate and relevant, recommend to the Board the action to be taken on the tendered resignation.

6.

The GNC shall recommend members of the Board to serve on the committees of the Board, and to annually evaluate the committee structure, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the GNC deems relevant, recommend members of the Board to serve as the Chair of the committees of the Board, and recommend changes to the Board’s committee structure and responsibilities, including recommending changes to committee charters, as it deems advisable.

7.	The GNC shall annually review and assess the adequacy of the Corporate Governance Policy of the Company and recommend any proposed changes to the Board for approval.

8.	The GNC shall oversee the report to the Board of an annual evaluation of the Board’s and each Committees’ performance.

9.

The GNC shall review and recommend a determination to the Board with respect to each outside director’s “independence” under the requirements of NASDAQ and other applicable laws and regulations and the categorical standards under the Company’s Corporate Governance Policy, Exhibit A, Director Independence Guidelines

10.	The GNC shall review from time to time director compensation and recommend any changes to the Compensation Committee.

11.

The GNC shall review and approve or ratify on an annual basis transactions involving the Company and any member of the Board and/or his or her immediate family members or related entities as required under the Mission Community Bancorp & Subsidiaries Insider Transactions Policy.

12.	The GNC shall review stockholder proposals related to governance matters overseen by the GNC and recommend a response.

13.	The GNMC may, in its discretion, form and delegate all or a portion of its authority to subcommittees.

14.	The GNC shall make regular reports to the Board summarizing the actions taken at each GNC meeting.

15.

The GNC shall review and assess the adequacy of this Charter annually. The GNC may recommend amendments to this Charter at any time and submit amendments for approval to the Board. The GNC shall annually review its own performance.

16.

The GNC shall annually review and assess the adequacy of the GNC Policy, the Insider Trading Policy, the Insider Transactions Policy, the Directors’ Code of Ethics and the Sr. Financial and Executive Officers’ Code of Ethics.

17.	The GNC shall ensure resources are available and a process is established for continuing director education, with directors being required to attend reasonable continuing education programs.

18.	The GNC shall oversee Board succession planning and will work with the Board to ensure the long term strength of the Board is maintained.

19.	The GNC shall annually adopt a GNC Committee Calendar of Action Items.

# # #

Appendix “A”

MISSION COMMUNITY BANCORP & SUBSIDIARIES
GOVERNANCE AND NOMINATING COMMITTEE POLICY

DIRECTOR INDEPENDENCE GUIDELINES

The Board of Directors of Mission Community Bancorp & Subsidiaries (the “Company”) has adopted the Director Independence Guidelines (“Guidelines”) to determine whether an individual Director is “Independent.”  This determination, to be made annually by the Corporate Governance/Nominating Committee (“GNC”) will help assure the quality of the Board’s oversight of management, reduce the possibility of damaging conflicts of interest, and comply with the NASDAQ Marketplace Rules.

An “Independent” Director has no relationship which, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Director of the Company.  Further, an Independent Director must not have any material transactions with the Company, directly or as a partner, shareholder or officer of an organization that has a material transaction with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.  In determining independence, the GNC reviews whether Directors or their related interests or related persons have any material transactions with the Company. The GNC considers all relevant facts and circumstances.  In assessing the materiality of a Director’s relationship to the Company, the GNC considers the issues from the Director’s standpoint and from the perspective of the persons or organizations with which the Director has an affiliation and is guided by the standards set forth below. The GNC reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Independence Guidelines

A majority of the members of the Board of Directors must qualify as Independent under these Guidelines.

The following persons, among others, will not be considered Independent:

A.            A Director who is, or at any time during the past three years was, employed by the Company or by any subsidiary of the Company;

B.            A Director who accepted or who has a Family Member (as defined in the NASDAQ rules) who accepted any compensation from the Company or any subsidiary of the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

i.    compensation for Board or Board committee service;

ii.   compensation paid to a Family Member who is an employee (other than an executive officer) of the Company or a subsidiary of the Company; or

iii.  benefits under a tax-qualified retirement plan, or non-discretionary compensation.

C.            A Director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any subsidiary of the Company as an executive officer.

D.            A Director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of any organizations to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

E.             A Director of the Company who is, or has Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

F.             A Director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Board Committee Member Independence

Directors who serve on the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee are required to be Independent, as determined under the above Guidelines, except as may be permitted now or in the future under exemptions adopted by the Securities and Exchange Commission or NASDAQ, subject to appropriate action by the Board.

Further, each Director who serves on the Audit Committee must not:

i.    accept any counseling, advisory or other compensatory fee from the Company, other than for Board or Board committee service;

ii.   be an “affiliated” person of the Company or any subsidiary of the Company; or

iii.  have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

Further, each Director who serves on the Compensation Committee must meet each of the following additional independence requirements:

i.    the Director must qualify as a “Non-Employee Director” as defined in Rule 16b-3 under the Securities and Exchange Act of 1934; and

ii.   the Director must qualify as an “Outside Director” as defined in regulations under Section 162(m) of the Internal Revenue Code.

Procedures

The GNC will make its determinations as to each Director’s independence annually at, or just prior to, the time a Director is proposed for election or re-election to the Board of Directors. The GNC may request a written report or documentation from the Company’s legal counsel collecting and summarizing information relevant to its determination of a Director’s independence. The GNC will report its findings to the Board of Directors.

Effect if Director Not Determined to be Independent

In the event a member of the Board of Directors is not determined to be Independent under these Guidelines for one or more purposes, no inference should be drawn that the Board has concluded that the Director in fact has a conflict of interest or that the Director is in any way impaired in performing the responsibilities of a Director in accordance with his or her fiduciary duty of loyalty, nor shall it prejudice the Board in considering whether the Director is Independent at any later time or for any other purpose.

# # #